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                                   EXHIBIT 12

                      EMERSON RADIO CORP. AND SUBSIDIARIES
                              EXHIBIT TO FORM 10-K
            COMPUTATION OF RATIO OF EARNINGS (LOSS) TO COMBINED FIXED
                      CHARGES AND PREFERRED STOCK DIVIDENDS
                        (In thousands, except ratio data)



                                                                                      Historical
                                          -------------- --- -------------- --- ------------ --- ------------ --- -----------------

                                              Year               Year               Year              Year               Year
                                              Ended              Ended              Ended            Ended              Ended
                                            Mar. 31,           Mar. 31,           Mar. 31,          Apr. 2,            Apr. 3,
                                              2002               2001               2000              1999               1998
                                          --------------     --------------     --------------    -------------     ---------------

Pretax earnings (loss)                    $  11,746           $ 11,709            $ 3,043          $   496           $ (1,176)

Fixed charges:
   Interest                                   3,053              3,745              1,932            1,925              1,833
   Amortization of debt expenses                403                533                352              347                677
  Lease expense                               3,413              3,064              1,316            1,305              1,570
                                          --------------     --------------     --------------    -------------     ---------------
                                              6,869              7,342              3,600            3,577              4,080
                                          --------------     --------------     --------------    -------------     ---------------
Pretax earnings (loss) before
   fixed charges                          $  18,615           $ 19,051            $ 6,643         $  4,073           $  2,904
                                          ==============     ==============     ==============    =============     ===============

Fixed charges:
   Interest                               $   3,053            $ 3,745            $ 1,932         $  1,925           $  1,833
   Amortization of debt expenses                403                533                352              347                677
  Lease expense                               3,413              3,064              1,316            1,305              1,570
   Preferred stock dividend
         requirements                           --                  51                103              171                400
                                          --------------     --------------     --------------    -------------     ---------------
                                          $   6,869            $ 7,393            $ 3,703          $ 3,748           $  4,480
                                          ==============     ==============     ==============    =============     ===============

Ratio of earnings (loss) to
   combined fixed charges and
   preferred stock dividends                   2.71               2.58              1.79             1.09                 .65
                                          ==============     ==============     ==============    =============     ===============

Coverage deficiency                            --                  --                 --              --             $  1,576
                                          ==============     ==============     ==============    =============     ===============

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(a)  The preferred stock dividend requirements have been adjusted to reflect the
     pretax   earnings   which  would  be   required  to  cover  such   dividend
     requirements.